UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 15, 2014 (June 19, 2014)

           Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

                516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

        (212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 2 on Form 8-K/A (this "Amendment No. 2") amends and supplements the Current Report on Form 8-K of Coach, Inc. (“Coach” or the “Company”) filed with the Securities and Exchange Commission (the "SEC") on June 19, 2014 (the "Initial Form 8-K"), as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on July 2, 2014 ("Amendment No. 1").

Amendment No. 1 updated Item 2.05 and Item 2.06 of the Initial Form 8-K in order to provide the range of amounts for selected major costs (and related cash expenditures) associated with the Company’s multi-year transformation plan (the “Transformation Plan”), as well as the facts and circumstances leading to the Company’s conclusion that an impairment charge was required.  This Amendment No. 2 is being filed solely to provide the range of amounts for costs related to organizational efficiencies (and related cash expenditures) associated with the Transformation Plan.

This Amendment No. 2 does not otherwise revise or update the Initial Form 8-K or Amendment No. 1 in any way.  The information previously reported in or filed with the Initial Form 8-K and Amendment No. 1 is hereby incorporated by reference into this Form 8-K/A.

Item 2.05 Costs Associated with Exit or Disposal Activities.

In the Initial Form 8-K, Coach reported that it expects to incur total pre-tax charges approximating $250 – $300 million (the “Total Charge”) in connection with the Transformation Plan. Of the Total Charge, the Company has now determined that it will record, primarily during fiscal year 2015, charges related to organizational efficiencies of approximately $45 – $60 million. These substantially cash charges relate to employee severance as well as consulting and professional fees related to process and organizational optimization.

Forward-Looking Statements

Certain statements in this Form 8-K/A are “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “believe,” “may,” “will,” “should,” “to achieve,” “expect,” “generate,” “intend,” “estimate,” “are positioned to,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “ “potential,” the negative of these terms or comparable terms, and similar or other references to future periods.  Statements herein regarding the Company’s business and transformation strategies; its restructuring activities; its plans, objectives, goals, beliefs, future events, business conditions, results of operations and financial position; and its business outlook and business trends are forward-looking statements.

Forward-looking statements are neither historical facts nor assurances of future performance.  Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control.  The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements.  Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

  the Company’s ability to successfully execute its business and transformation strategies;
  the Company’s ability to achieve the anticipated cost savings, efficiencies and other benefits related to its restructuring activities;
  the effect of existing and new competition in the marketplace;
  the Company’s exposure to international risks, including currency fluctuations;
  changes in economic or political conditions in the markets where the Company sells or sources its products;
  the Company’s ability to successfully anticipate consumer preferences for accessories, footwear, ready to wear and fashion trends;
  the Company’s ability to control costs;
  the effect of seasonal and quarterly fluctuations in the Company’s sales or its operating results;
  the Company’s ability to protect against infringement of its trademarks and other proprietary rights; and
  such other risk factors as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2013 and its other SEC filings.

The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 17, 2014

COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
Global Corporate Affairs Officer,
General Counsel and Secretary